Lithia & Driveway (LAD) Reports Fourth Quarter Results and Full Year Results
________________________________________________

•Record full year revenues of $37.63 billion, a 4.0% increase; Record fourth quarter revenue of $9.20 billion
•Full year diluted earnings per share increased 9.7% and adjusted diluted earnings per share increased 15.7%
•Same-store sales nearly flat in the quarter
•Used revenue increased 6.1% and used retail units increased 4.7% on a same store basis in the quarter
•Aftersales revenue increased 10.9% and gross profit increased by 9.8% on a same store basis in the quarter
•Financing operations delivered record quarterly income of $23 million, a $19 million increase from the prior year
•Driveway Finance Corporation achieved a 15.0% penetration rate with an average FICO of 751 in the quarter
•Fourth quarter diluted earnings per share of $5.72 and adjusted diluted earnings per share of $6.74.
•Repurchased $947 million of shares, 11.4% of shares outstanding in 2025, including 3.8% of outstanding shares in the quarter
•Strategic acquisitions totaling $2.4 billion of annual revenue

Medford, Oregon, February 11, 2026 - Lithia & Driveway (NYSE: LAD), largest global automotive retailer, today reported financial results for the fourth quarter and full year 2025.

“Our team delivered strong growth in used vehicles and aftersales, despite headwinds in new vehicles and continued margin pressures. This resulted in industry-leading same store gross profits declines of only 1%. Driveway Finance Corporation delivered record quarterly income while achieving strong penetration with excellent credit quality.” said Bryan DeBoer, President and CEO. "We remained disciplined in capital allocation, repurchasing over 11% of outstanding shares in 2025 while maintaining balance sheet strength. As we look ahead, our diversified platform and operational discipline position us to navigate a dynamic market and capitalize on opportunities.”

Fourth Quarter 2025 Operational Summary
Fourth quarter 2025 revenue increased 0.3% to $9.20 billion from $9.17 billion in the fourth quarter of 2024.

Fourth quarter 2025 diluted earnings per share attributable to LAD was $5.72, a 28% decrease from $7.98 per share reported in the fourth quarter of 2024. Fourth quarter 2025 adjusted diluted earnings per share attributable to LAD was $6.74, a 12% decrease compared to $7.62 per share in the same period of 2024.

Fourth quarter 2025 net income was $137.9 million, a 35.5% decrease compared to net income of $213.7 million in the same period of 2024. Adjusted fourth quarter 2025 net income was $162.2 million, a 21% decrease compared to adjusted net income of $204.2 million for the same period of 2024.

The financial measures discussed include both GAAP and non-GAAP measures. See “Reconciliation of Certain Non-GAAP Measures”.

Full Year 2025 Operational Summary
Full year 2025 revenue increased 4.0% to a record $37.63 billion from $36.19 billion in 2024.

Full year 2025 diluted earnings per share attributable to LAD was $32.32, a 10% increase from $29.45 per share reported in 2024. Full year 2025 adjusted diluted earnings per share attributable to LAD was $33.46, a 16% increase from $28.92 per share reported in 2024. Full year 2025 net income increased 1% to $825.9 million from $816.3 million for 2024. Adjusted net income increased 8% to $854.7 million for 2025 from $790.4 million for 2024.

Corporate Development
During the fourth quarter, LAD acquired a total of eleven stores across North America and the United Kingdom, which are expected to generate $1.6 billion in annualized revenues. For the full year 2025, LAD acquired $2.4 billion of expected annualized revenues, while divesting $1.3 billion.

Balance Sheet Update
LAD ended the fourth quarter with approximately $1.5 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.55 per share related to fourth quarter 2025 financial results. The dividend is expected to be paid on March 20, 2026 to shareholders of record on March 6, 2026.

During the fourth quarter 2025, we repurchased approximately 917,427 shares at a weighted average price of $314. In 2025, we have repurchased approximately 3,020,000 shares at a weighed average price of $314. Under the current share repurchase authorization approximately $621.6 million remains available.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter 2025 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter 2025 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the largest global automotive retailer providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on X
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Lithia & Driveway on LinkedIn
https://www.linkedin.com/company/lithia-motors/

Lithia & Driveway on YouTube
https://www.youtube.com/@Lithia_Motors/featured

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “ensure,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•The profitability of our strategy and growth
•Future market conditions, including anticipated vehicle and other sales, gross profit and inventory supply
•Our business strategy and plans, including our achieving our long-term financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business, including evolving vehicle distribution models
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for team member recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of inflation, tariffs, governmental actions, programs and spending, and public health issues
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand and the electric vehicle landscape and the impact of evolving digital technologies
•Changes in our relationship with, and the financial and operational stability of, OEMs and other suppliers, and vehicle delivery models
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures, which may include adjusted net income, adjusted net income attributable to LAD, adjusted net income attributable to non-controlling interests, adjusted net income attributable to redeemable non-controlling interest, adjusted diluted earnings per share attributable to LAD, adjusted SG&A, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating income, adjusted net cash provided by operating activities, adjusted income before income taxes, adjusted income tax (provision) benefit, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA and net debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Revenues:
New vehicle	$4,626.7	$4,908.7	(5.7)%	$18,703.0	$18,322.8	2.1%
Used vehicle	3,179.2	2,979.7	6.7	13,371.5	12,628.8	5.9
Finance and insurance	356.9	355.8	0.3	1,473.6	1,417.7	3.9
Aftersales	1,035.0	929.3	11.4	4,086.8	3,818.9	7.0
Total revenues	9,197.8	9,173.5	0.3%	37,634.9	36,188.2	4.0%
Cost of sales:
New vehicle	4,355.8	4,585.1	(5.0)	17,533.9	17,037.3	2.9
Used vehicle	3,029.1	2,821.5	7.4	12,638.3	11,905.1	6.2
Aftersales	441.5	395.4	11.7	1,729.7	1,684.8	2.7
Total cost of sales	7,826.4	7,802.0	0.3	31,901.9	30,627.2	4.2
Gross profit	1,371.4	1,371.5	—%	5,733.0	5,561.0	3.1%

Finance operations income	22.9	4.3	432.6%	74.6	8.4	788.1%

Asset impairments	5.8	—	NM	5.8	—	NM
SG&A expense	979.3	902.1	8.6	3,944.7	3,755.2	5.0
Depreciation and amortization	67.8	62.1	9.2	262.4	245.6	6.8
Income from operations	341.4	411.6	(17.1)%	1,594.7	1,568.6	1.7%
Floor plan interest expense	(58.3)	(64.8)	(10.0)	(228.2)	(278.8)	(18.1)
Other interest expense	(75.0)	(68.4)	9.6	(275.5)	(257.8)	6.9
Other (expense) income	(18.5)	3.9	(574.4)	17.4	39.3	(55.7)
Income before income taxes	189.6	282.3	(32.8)%	1,108.4	1,071.3	3.5%
Income tax expense	(51.7)	(68.6)	(24.6)	(282.5)	(255.0)	10.8
Income tax rate	27.3%	24.3%		25.5%	23.8%
Net income	$137.9	$213.7	(35.5)%	$825.9	$816.3	1.2%
Net income attributable to non-controlling interests	(1.1)	(1.0)	10.0%	(6.3)	(4.8)	31.3%
Net income attributable to redeemable non-controlling interest	—	—	NM	—	(14.8)	(100.0)%
Net income attributable to LAD	$136.8	$212.7	(35.7)%	$819.6	$796.7	2.9%

Diluted earnings per share attributable to LAD:
Net income per share	$5.72	$7.98	(28.3)%	$32.32	$29.45	9.7%

Diluted shares outstanding	23.9	26.6	(10.2)%	25.4	27.1	(6.3)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2025	2024	(Decrease)		2025	2024	(Decrease)
Gross margin
New vehicle	5.9%	6.6%	(70)	bps	6.3%	7.0%	(70)	bps
Used vehicle	4.7	5.3	(60)		5.5	5.7	(20)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	57.3	57.4	(10)		57.7	55.9	180
Gross profit margin	14.9	15.0	(10)		15.2	15.4	(20)

Unit sales
New vehicle	97,424	106,027	(8.1)%		402,575	406,286	(0.9)%
Used vehicle retail	99,905	95,342	4.8		425,381	411,925	3.3

Average selling price (excluding agency)
New vehicle	$48,239	$47,478	1.6%		$47,426	$46,259	2.5%
Used vehicle retail	28,533	27,674	3.1		28,118	27,356	2.8

Average gross profit per unit
New vehicle	$2,781	$3,053	(8.9)%		$2,904	$3,164	(8.2)%
Used vehicle retail	1,555	1,694	(8.2)		1,756	1,769	(0.7)
Finance and insurance	1,869	1,852	0.9		1,844	1,813	1.7
Total vehicle(1)	3,942	4,160	(5.2)		4,077	4,188	(2.7)

Revenue mix
New vehicle	50.3%	53.5%			49.7%	50.6%
Used vehicle	34.6	32.5			35.5	34.9
Finance and insurance, net	3.9	3.9			3.9	3.9
Aftersales	11.2	10.1			10.9	10.6

Gross Profit Mix
New vehicle	19.8%	23.6%			20.4%	23.1%
Used vehicle	10.9	11.5			12.8	13.0
Finance and insurance, net	26.0	25.9			25.7	25.5
Aftersales	43.3	39.0			41.1	38.4

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2025	2024	2025	2024	2025	2024	2025	2024
SG&A as a % of revenue	10.7%	9.9%	10.6%	9.8%	10.5%	10.4%	10.5%	10.4%
SG&A as a % of gross profit	71.4	66.3	71.4	65.8	68.7	67.4	68.8	67.5
Operating profit as a % of revenue	3.8	4.4	3.7	4.5	4.3	4.4	4.2	4.3
Operating profit as a % of gross profit	25.3	29.5	24.9	30.0	28.0	28.3	27.8	28.2
Pretax margin	2.4	3.0	2.1	3.1	3.0	2.9	2.9	3.0
Net profit margin	1.8	2.2	1.5	2.3	2.3	2.2	2.2	2.3
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2025	2024	(Decrease)		2025	2024	(Decrease)
Revenues
New vehicle	$4,458.1	$4,773.4	(6.6)%		$17,912.0	$17,681.6	1.3%
Used vehicle	3,041.7	2,865.8	6.1		12,658.5	11,969.4	5.8
Finance and insurance	344.9	348.0	(0.9)		1,419.3	1,376.8	3.1
Aftersales	995.1	897.2	10.9		3,892.0	3,661.6	6.3
Total revenues	8,839.8	8,884.4	(0.5)		35,881.8	34,689.4	3.4

Gross profit
New vehicle	$260.1	$314.5	(17.3)%		$1,120.0	$1,239.3	(9.6)%
Used vehicle	146.3	155.9	(6.2)		705.6	713.2	(1.1)
Finance and insurance	344.9	348.0	(0.9)		1,419.3	1,376.8	3.1
Aftersales	570.0	519.1	9.8		2,252.5	2,058.3	9.4
Total gross profit	1,321.3	1,337.5	(1.2)		5,497.4	5,387.6	2.0

Gross margin
New vehicle	5.8%	6.6%	(80)	bps	6.3%	7.0%	(70)	bps
Used vehicle	4.8	5.4	(60)		5.6	6.0	(40)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	57.3	57.9	(60)		57.9	56.2	170
Gross profit margin	14.9	15.1	(20)		15.3	15.5	(20)

Unit sales
New vehicle	94,046	102,596	(8.3)%		385,991	390,779	(1.2)%
Used vehicle retail	96,342	92,045	4.7		403,137	389,081	3.6

Average selling price (excluding agency)
New vehicle	$48,177	$47,732	0.9%		$47,382	$46,434	2.0%
Used vehicle retail	28,304	27,594	2.6		28,078	27,417	2.4

Average gross profit per unit
New vehicle	$2,766	$3,066	(9.8)%		$2,902	$3,171	(8.5)%
Used vehicle retail	1,575	1,726	(8.7)		1,784	1,842	(3.1)
Finance and insurance	1,874	1,865	0.5		1,863	1,842	1.1
Total vehicle(1)	3,946	4,205	(6.2)		4,112	4,269	(3.7)
(1)Includes the sales and gross profit related to new, used, and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025		2025
Key Performance by Country	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	79.5%	83.8%	78.5%	83.3%
United Kingdom	17.4%	13.6%	18.4%	14.1%
Canada	3.1%	2.6%	3.1%	2.6%

	As of
	December 31,	December 31,	December 31,
Days’ Supply(1)	2025	2024	2023
New vehicle inventory	54	59	47
Used vehicle inventory	48	53	41
(1) Days’ supply in inventory is calculated using on-ground inventory unit levels and a 30-day total unit sales volumes, both at the end of each reporting period.

Selected Financing Operations Financial Information

	Three months ended December 31,				Twelve months ended December 31,
($ in millions)	2025	% (1)	2024	% (1)	2025	% (1)	2024	% (1)
Interest and fee income	$109.3	9.1	$90.9	9.2	$407.4	9.2	$340.8	9.3
Interest expense	(52.1)	(4.3)	(49.1)	(5.0)	(202.1)	(4.6)	(195.1)	(5.3)
Total interest margin	$57.3	4.8	$41.8	4.2	$205.3	4.6	$145.7	4.0
Lease income	23.9		13.4		91.6		74.6
Lease costs	(19.5)		(9.3)		(73.5)		(60.3)
Lease income, net	4.4		4.1		18.1		14.3
Provision expense	(24.8)	(2.1)	(29.7)	(3.0)	(97.3)	(2.2)	(106.7)	(2.9)
Other financing operations expenses	(13.9)	(1.2)	(11.8)	(1.2)	(51.5)	(1.2)	(44.9)	(1.2)
Finance operations income	$22.9		$4.3		$74.6		$8.4

Total average managed finance receivables	$4,767.2		$3,928.7		$4,421.9		$3,659.9
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2025	December 31, 2024
Cash, restricted cash, and cash equivalents	$341.8	$402.2
Trade receivables, net	1,134.1	1,237.0
Inventories, net	6,119.6	5,911.7
Other current assets	262.5	223.0
Total current assets	$7,858.0	$7,773.9

Property and equipment, net	4,936.0	4,629.9
Finance receivables, net	4,755.1	3,868.2
Intangibles	5,254.1	4,665.8
Other non-current assets	2,304.0	2,184.8
Total assets	$25,107.2	$23,122.6

Floor plan notes payable	5,008.9	4,903.1
Other current liabilities	1,687.8	1,648.0
Total current liabilities	$6,696.7	$6,551.1

Long-term debt, less current maturities	7,274.9	6,119.3
Non-recourse notes payable, less current maturities	2,404.2	2,051.2
Other long-term liabilities and deferred revenue	2,103.0	1,726.9
Total liabilities	$18,478.8	$16,448.5

Equity	6,628.4	6,674.1
Total liabilities and equity	$25,107.2	$23,122.6

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Twelve months ended December 31,
Cash flows from operating activities:	2025	2024
Net income	$825.9	$816.3
Adjustments to reconcile net income to net cash provided by operating activities	578.9	436.9
Changes in:
Inventories	33.3	(260.9)
Finance receivables	(878.3)	(622.4)
Floor plan notes payable	(186.1)	194.5
Other operating activities	(17.0)	(139.3)
Net cash provided by operating activities	356.7	425.1
Cash flows from investing activities:
Capital expenditures	(350.9)	(351.4)
Cash paid for acquisitions, net of cash acquired	(886.4)	(1,248.5)
Proceeds from sales of stores	194.0	85.7
Other investing activities	15.4	(340.2)
Net cash used in investing activities	(1,027.9)	(1,854.4)
Cash flows from financing activities:
Net borrowings on floor plan notes payable, non-trade	191.7	304.8
Net borrowings on non-recourse notes payable	364.5	403.7
Net borrowings on other debt and finance lease liabilities	1,139.1	615.8
Proceeds from issuance of common stock	27.5	27.3
Repurchase of common stock	(960.9)	(365.9)
Dividends paid	(55.3)	(56.5)
Other financing activity	(94.5)	(21.6)
Net cash provided by financing activities	612.1	907.6
Effect of exchange rate changes on cash and restricted cash	4.6	(4.5)
Change in cash, restricted cash, and cash equivalents	(54.5)	(526.2)
Cash, restricted cash, and cash equivalents at beginning of period	445.8	972.0
Cash, restricted cash, and cash equivalents at end of period	391.3	445.8

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2025	2024
As reported	$356.7	$425.1
Floor plan notes payable, non-trade, net	191.7	304.8
Adjust: finance receivables activity	878.3	622.4
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(135.4)	(105.5)
Adjusted	$1,291.3	$1,246.8

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2025
	As reported	Net gain on disposal of stores	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$5.8	$—	$(5.8)	$—	$—	$—	$—	$—
Selling, general and administrative	979.3	2.6	—	—	(1.4)	(0.9)	—	979.6
Operating income	341.4	(2.6)	5.8	—	1.4	0.9	—	346.9
Other income (expense), net	(18.5)	—	—	27.9	—	—	—	9.4

Income before income taxes	189.6	(2.6)	5.8	27.9	1.4	0.9	—	223.0
Income tax (provision) benefit	(51.7)	0.4	(1.5)	(7.0)	(0.4)	(0.2)	(0.4)	(60.8)
Net income	$137.9	$(2.2)	$4.3	$20.9	$1.0	$0.7	$(0.4)	$162.2
Net income attributable to non-controlling interests	(1.1)	—	—	—	—	—	—	(1.1)
Net income attributable to LAD	$136.8	$(2.2)	$4.3	$20.9	$1.0	$0.7	$(0.4)	$161.1

Diluted earnings per share attributable to LAD	$5.72	$(0.09)	$0.18	$0.88	$0.04	$0.03	$(0.02)	$6.74
Diluted share count	23.9

	Three Months Ended December 31, 2024
	As reported	Net gain on disposal of stores	Investment gain	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$902.1	$7.9	$—	$(0.3)	$—	$909.8
Operating income	411.6	(7.9)	—	0.3	—	404.0
Other income (expense), net	3.9	—	(1.1)	—	—	2.8

Income before income taxes	282.3	(7.9)	(1.1)	0.3	—	273.6
Income tax (provision) benefit	(68.6)	4.1	0.3	(0.1)	(5.1)	(69.4)
Net income	$213.7	$(3.8)	$(0.8)	$0.2	$(5.1)	$204.2
Net income attributable to non-controlling interests	$(1.0)	$—	$—	$—	$—	$(1.0)
Net income attributable to redeemable non-controlling interest	$—	$—	$—	$—	$—	$—
Net income attributable to LAD	$212.7	$(3.8)	$(0.8)	$0.2	$(5.1)	$203.2

Diluted earnings per share attributable to LAD	$7.98	$(0.15)	$(0.03)	$0.01	$(0.19)	$7.62
Diluted share count	26.6

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2025
	As reported	Net gain on disposal of stores	Asset impairment	Investment loss	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$5.8	$—	$(5.8)	$—	$—	$—	$—	$—
Selling, general and administrative	3,944.7	20.3	—	—	(6.7)	(17.0)	—	3,941.3
Operating income	1,594.7	(20.3)	5.8	—	6.7	17.0	—	1,603.9
Other income (expense), net	17.4	—	—	23.8	—	—	—	41.2

Income before income taxes	1,108.4	(20.3)	5.8	23.8	6.7	17.0	—	1,141.4
Income tax (provision) benefit	(282.5)	11.9	(1.5)	(6.0)	(1.7)	(0.8)	(6.1)	(286.7)
Net income	$825.9	$(8.4)	$4.3	$17.8	$5.0	$16.2	$(6.1)	$854.7
Net income attributable to non-controlling interests	(6.3)	—	—	—	—	—	—	(6.3)
Net income attributable to LAD	$819.6	$(8.4)	$4.3	$17.8	$5.0	$16.2	$(6.1)	$848.4

Diluted earnings per share attributable to LAD	$32.32	$(0.33)	$0.17	$0.70	$0.20	$0.64	$(0.24)	$33.46
Diluted share count	25.4

	Twelve Months Ended December 31, 2024
	As reported	Net gain on disposal of stores	Investment gain	Insurance reserves	Acquisition expenses	Premium on redeemable NCI buyout	Tax attribute	Adjusted
Selling, general and administrative	$3,755.2	$8.2	$—	$(6.1)	$(10.0)	$—	$—	$3,747.3
Operating income	1,568.6	(8.2)	—	6.1	10.0	—	—	1,576.5
Other income (expense), net	39.3	—	(30.2)	—	—	—	—	9.1

Income before income taxes	1,071.3	(8.2)	(30.2)	6.1	10.0	—	—	1,049.0
Income tax (provision) benefit	(255.0)	4.1	7.5	(1.6)	(0.5)	—	(13.1)	(258.6)
Net income	$816.3	$(4.1)	$(22.7)	$4.5	$9.5	$—	$(13.1)	$790.4
Net income attributable to non-controlling interests	(4.8)	—	—	—	—	—	—	(4.8)
Net income attributable to redeemable non-controlling interest	(14.8)	—	—	—	—	11.6	—	(3.2)
Net income attributable to LAD	$796.7	$(4.1)	$(22.7)	$4.5	$9.5	$11.6	$(13.1)	$782.4

Diluted earnings per share attributable to LAD	$29.45	$(0.15)	$(0.84)	$0.17	$0.35	$0.43	$(0.49)	$28.92
Diluted share count	27.1

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$137.9	$213.7	(35.5)%	$825.9	$816.3	1.2%
Flooring interest expense	58.3	64.8	(10.0)	228.2	278.8	(18.1)
Other interest expense	75.0	68.4	9.6	275.5	257.8	6.9
Financing operations interest expense	52.1	49.1	6.1	202.1	195.1	3.6
Income tax expense	51.7	68.6	(24.6)	282.5	255.0	10.8
Depreciation and amortization	67.8	62.1	9.2	262.4	245.6	6.8
EBITDA	$442.8	$526.7	(15.9)%	$2,076.6	$2,048.6	1.4%

Other adjustments:
Less: flooring interest expense	$(58.3)	$(64.8)	(10.0)	$(228.2)	$(278.8)	(18.1)
Less: financing operations interest expense	(52.1)	(49.1)	6.1	(202.1)	(195.1)	3.6
Less: used vehicle line of credit interest	(1.7)	(4.6)	(63.0)	(12.9)	(24.2)	(46.7)
Add: acquisition expenses	0.9	0.3	200.0	17.0	10.0	70.0
Add: loss (gain) on disposal of stores	(2.6)	(7.9)	NM	(20.3)	(8.2)	NM
Add: investment loss (gain)(1)	27.9	(1.1)	NM	23.8	(30.2)	NM
Add: insurance reserves	1.4	—	NM	6.7	6.1	9.8
Add: asset impairment	5.8	—	NM	5.8	—	NM
Adjusted EBITDA	$364.1	$399.5	(8.9)%	$1,666.4	$1,528.2	9.0%
NM - not meaningful
(1) Investment losses (gains) retrospectively included in adjusted non-GAAP financial measures presented

	As of				%
	December 31,				Increase
Net Debt to Adjusted EBITDA	2025		2024		(Decrease)
Floor plan notes payable	$5,008.9		$4,903.2		2.2%
Used and service loaner vehicle inventory financing facility	1,043.0		975.3		6.9
Revolving lines of credit	1,570.8		1,633.2		(3.8)
Warehouse facilities	1,251.0		834.0		50.0
Non-recourse notes payable	2,473.9		2,109.3		17.3
4.625% Senior notes due 2027	400.0		400.0		—
3.875% Senior notes due 2029	800.0		800.0		—
5.500% Senior notes due 2030	600.0		—		—
4.375% Senior notes due 2031	550.0		550.0		—
Finance leases and other debt	1,152.1		1,085.9		6.1
Unamortized debt issuance costs	(27.8)		(25.1)		10.8
Total debt	$14,821.9		$13,265.7		11.7%

Less: Inventory related debt	$(6,051.9)		$(5,878.5)		2.9%
Less: Financing operations related debt	(3,724.9)		(2,943.3)		26.6
Less: Unrestricted cash and cash equivalents	(109.2)		(225.1)		(51.5)
Less: Marketable securities	(56.4)		(53.4)		5.6
Less: Availability on used vehicle and service loaner financing facilities	(15.4)		(23.3)		(33.9)
Net Debt	$4,864.1		$4,142.1		17.4%

TTM Adjusted EBITDA	$1,666.4		$1,528.2		9.0%

Net debt to Adjusted EBITDA	2.92	x	2.71	x
NM - not meaningful